POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that the undersigned hereby
constitutes and appoints each of Joel D. Talcott and David D.
Griffin, signing singly, the undersigned's true and lawful
attorney-in-fact to:

        (1)         prepare, execute in the undersigned's name
on the undersigned's behalf, and submit to the U.S. Securities and Exchange Commission (the "SEC") a Form ID (including
amendments thereto) and any other documents necessary or
appropriate to obtain or renew codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Sections 13 and 16 of the Securities Exchange Act of
1934, as amended (the "Exchange Act"), Rule 144 of the
Securities Act of 1933, as amended (the "Securities Act"), or any other rule or regulation of the SEC;

(2)        execute for and on behalf of the undersigned, in the
undersigned's capacity as an officer and/or director of Ampex
Corporation, a Delaware corporation (the "Company"), or as a holder (directly or indirectly) of 5% or more of the Company's securities (a "5% Stockholder"): (a) Forms 3, 4, and 5
(including amendments thereto) in accordance with Section 16(a)
of the Exchange Act and the rules thereunder; (b) Schedules 13D and 13G (including amendments thereto) in accordance with
Section 13 of the Exchange Act and the rules thereunder; (c)
Form 144 (including amendments thereto) under Rule 144 of the
Securities Act; and (d) any other forms, schedules, statements, filings and reports (including amendments thereto) that the
undersigned may be required to file in connection with the
undersigned's ownership, acquisition or disposition of
securities of the Company (collectively, the "Filings");

                (3)         do and perform any and all acts for
and on behalf of the undersigned which may be necessary or
desirable to complete and execute any such Filings, timely file such Filings with the SEC and any stock exchange, self-
regulatory association or similar authority, and exercise any of the rights and powers herein granted.

The undersigned hereby acknowledges that the foregoing
attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with
Sections 13 or 16 of the Exchange Act, Rule 144 of the
Securities Act or any other SEC rule or regulation or other
applicable law, but are making the Filings solely as an
accommodation to assist the undersigned in complying with his or her responsibilities.  The undersigned agrees that each such attorney-in-fact may rely entirely on information furnished
orally or in writing by the undersigned to the attorney-in-fact.

This authorization shall supersede all prior authorizations to act for the undersigned with respect to securities of the
Company in these matters, which prior authorizations are hereby revoked, effective as of the date written below.  This Power of
Attorney shall survive any termination of the undersigned's
status as an officer and/or director of the Company, and/or a 5%
Stockholder, and any disability or death of the undersigned, and shall remain in full force and effect until the undersigned is no longer required to make any Filings with respect to the
undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

        This Power of Attorney may be filed with the SEC as a
confirming statement of the authority granted herein.

        IN WITNESS WHEREOF, the undersigned has caused this
Power of Attorney to be executed as of this 22nd  day of
February , 2007.

        /s/ Ned S. Goldstein
Signature

        Ned S. Goldstein
Print Name